Exhibit 1.01
OTIS WORLDWIDE CORPORATION

Conflict Minerals Report

For the Year Ended December 31, 2025

1.    Introduction

Otis Worldwide Corporation (“Otis”) has prepared this Conflict Minerals Report (the “Report”) for the calendar year ended December 31, 2025, as required by Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). Terms used and not defined in this Report have the meanings ascribed in Form SD, as adopted by the Securities and Exchange Commission (“SEC”) pursuant to the Rule. References in this Report to internet websites and certain of Otis’ internal policies and procedures are provided for convenience only. Documents and information available on our website or otherwise linked or referred to in this Report, including any content on our own website and our internal policies and procedures, are not incorporated by reference into this Report or our Form SD.

2.    Company Overview

Otis is the world’s leading elevator and escalator manufacturing, installation, service and modernization company. We serve customers in over 200 countries and territories around the world. Otis has global scale and local focus, with over 1,400 branches and offices, and a direct physical presence in more than 70 countries. Our Company is organized into two segments, New Equipment and Service. Through our New Equipment segment, we design, manufacture, sell and install a wide range of passenger and freight elevators, as well as escalators and moving walkways for residential, commercial and infrastructure projects. Our New Equipment customers include real estate and building developers and general contractors who develop and/or design buildings for residential, commercial, retail or mixed-use activity. We also sell New Equipment to government agencies, particularly, to support infrastructure projects, such as airports, railways or metros. Through our Service segment, we perform maintenance and repair services, as well as modernization services to upgrade elevators and escalators. Service customers typically comprise building owners, facility managers, housing associations and government agencies that operate buildings where elevators and escalators are installed.

Additional information about Otis is included in Otis’ Annual Report and Form 10-K for the year ended December 31, 2025.

Otis manufactures and contracts to manufacture products that contain tin, tantalum, tungsten, and gold (“3TG” or “Conflict Minerals”) necessary to the functionality or production of such products (“Necessary 3TG”).

3.    Supply Chain Description

Otis is a large and complex organization with thousands of globally dispersed suppliers. There are multiple tiers of suppliers between Otis and the 3TG mines. Therefore, we rely on our first-tier suppliers to work with their upstream suppliers to provide us with accurate information (e.g., through the reasonable country of origin inquiry described below) about the origin of 3TG contained in the materials, components, parts, subassemblies, and products contracted to be manufactured (collectively “Components”) we purchase.

4.    Reasonable Country of Origin Inquiry (“RCOI”) Process

The elements of our RCOI were: (i) identification of suppliers to survey, (ii) data collection, and (iii) assessment of data to determine whether further due diligence is required.
For this reporting period, we used a risk-based approach, described below, to identify suppliers to survey for purposes of the RCOI (“Surveyed Suppliers”). The criteria for selecting the suppliers considered the likelihood of 3TG content in the supplied Components and the amount paid to suppliers believed likely to incorporate 3TG in the supplied Components.

We collected information from the Surveyed Suppliers using Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”). The survey included questions regarding whether the supplier’s products contain 3TG, its policy with respect to conflict-free sourcing, the supplier’s due diligence process, and information about the supplier’s supply chain, such as the names of the smelters or refiners that processed 3TG in the supplier’s products, and the origin of 3TG used by those facilities.

Based on our review of these survey responses we have reason to believe that some of our suppliers sourced 3TG from the Covered Countries (Democratic Republic of Congo and the adjoining countries), and that Necessary 3TG may not be from recycled or scrap sources. Accordingly, we conducted the due diligence described below.

5.    Due Diligence

A.    Due Diligence Framework

Our due diligence measures have been designed to conform, in all material respects, with the internationally recognized due diligence framework presented by the Organisation for Economic Co-operation and Development (“OECD”) in the publication: OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris (http://dx.doi.org/10.1787/9789264252479-en), OECD Publishing and related supplements for gold, tin, tantalum, and tungsten.

B.    Due Diligence Measures Undertaken

We performed the due diligence steps set forth below according to the OECD’s five-step framework:

OECD Step 1: Establish Company Management Systems

Policies

Otis has a Supplier Code of Conduct (“Code”) and a Conflict Minerals policy that outline our expectation of our Suppliers regarding the sourcing of Conflict Minerals, including an obligation to comply with the Rule and to support Otis in fulfilling its obligations under the Rule. Otis Suppliers agree to comply with the Code and the Conflict Minerals policy through our standard Terms and Conditions of Purchase. Otis reserves the right to terminate contracts with suppliers that commit any violation of law relating to the Rule or other human rights violations. The Code is available in multiple languages and is published on our website, along with the Conflict Minerals policy as follows:

•Supplier Code of Conduct (https://www.otis.com/en/us/supplier-code-of-conduct)

•Conflict Minerals policy governing the Otis Supply Chain (https://www.otis.com/documents/d/otis-2/conflict-minerals-policy)

Governance

Otis established a cross-functional team to execute and advance its Conflict Minerals compliance program (“Program”). The Conflict Minerals team is composed of representatives from functions such as Supply Chain Management and Legal, including International Trade Compliance. The governance model is more fully described in our Form 10-K for the year-end December 31, 2025 under the section titled Sustainability and Responsibility.

Supply Chain Controls and Transparency

Otis participates in industry-wide initiatives that raise awareness for responsible sourcing of 3TG and provide resources to improve disclosures regarding the origin of 3TG in supply chains. For example, Otis is a member of the RMI (member code: 7355). The RMI’s flagship program is the Responsible Minerals Assurance Process (“RMAP”), through which the RMI identifies smelters and refiners that produce responsibly sourced materials in an effort to prevent the extraction and trade of minerals from becoming a source of human rights violations and conflict. The RMI uses specially trained third-party auditors to independently verify that the identified smelters and refiners have systems in place to responsibly source minerals in conformance with the RMAP. Another RMI program is the development and publication of the CMRT, a standardized reporting template that facilitates the transfer of information through the supply chain regarding 3TG country of origin as well as the smelters and refiners that process such 3TG.

Supplier Engagement

Supplier engagement is critical to the success of our due diligence efforts. As such, we provide Surveyed Suppliers with a message about the Rule and our expectations of how our suppliers will help us to comply with this law. Otis provides Surveyed Suppliers with instructions for responding to our survey and an e-mail address for assistance in interpreting and completing it.

We ask Surveyed Suppliers, to the extent they believe the products delivered to Otis may contain 3TG originating from one of the Covered Countries and to provide 3TG information specific to such products (i.e., a “product-level” CMRT declaration).

Maintain Records

Otis has adopted a policy to retain relevant documentation.

Grievance Mechanisms

General questions regarding the Program can be directed to Otis’ Supply Chain leaders. We maintain third-party managed, public-facing platforms for those who wish to report indirectly or anonymously, including a 24/7 hotline with translators available, and a web-based form. Otis colleagues can access these channels both internally and externally. These anonymous reporting channels are also available via our website to other stakeholders, such as our suppliers, subcontractors, customers, and the general public (https://www.otis.com/en/us/our-company/ethics-compliance/reporting-channels).
In addition, our Code requires suppliers to promptly notify Otis if they suspect or become aware of misconduct related to Otis business using these same reporting channels. Suppliers are further required to facilitate the timely discovery, investigation, and reporting of actual or suspected misconduct and implement appropriate corrective actions.

OECD Step 2: Identify and Assess Risks in the Supply Chain

Identifying Inherent Risk and Conducting Due Diligence

To assess the inherent risk in our Conflict Minerals supply chain, we begin with an Engineering assessment of the likelihood of Necessary 3TG in our Components. We then use a risk-based approach to conduct additional due diligence beginning with a supplier survey. While we focus on the suppliers who provide Components with the highest likelihood of containing Necessary 3TG, we also take into consideration the suppliers who provide Components with less likelihood.

The selected suppliers are surveyed using the CMRT to investigate the origin of Necessary 3TG. Members of the Otis Conflict Minerals team review the Surveyed Suppliers’ responses against an established set of criteria to determine whether further due diligence is necessary. For example, if a supplier advised that it supplied Components containing 3TG from any of the Covered Countries, we compare the smelters and refiners identified in the supplier’s survey response to the RMI published list of smelters and refiners that conform to the RMAP assessment protocols.

Due diligence is a critical supplement to our inherent risk assessment and as such, to ensure a reasonable survey response rate, suppliers who do not respond to our survey receive multiple reminders to submit their survey responses. In addition, members of Otis’ Supply Chain and Conflict Minerals teams ask contacts at non-responsive suppliers for their assistance in resolving overdue survey responses.

At the conclusion of the survey, we analyze the results and assess improvement opportunities for the Program.

Training

Otis developed training and reference materials for its employees about Conflict Minerals, summarizing the relevant requirements of the Rule, Otis’ obligations under the Rule, and processes for evaluating and responding to the risk. We require our suppliers to provide regular training to their employees and to conduct reasonable due diligence to ensure compliance with the Code. We also support Surveyed Suppliers with training on Conflict Minerals upon request.

OECD Step 3: Design and Implement a Strategy to Respond to Identified Risks

If we identify risk, which may include but is not limited to a supplier’s non-compliance with our corporate policy on the sourcing of Conflict Minerals, we attempt to work with the supplier to correct the situation. A supplier’s failure to take corrective actions may lead to additional actions, including the reassessment of the supplier relationship. Risk assessment findings based on the supply chain survey and due diligence are reported to senior management.

OECD Step 4: Carry out Independent Third-Party Audit of Smelter’s and Refiner’s Due Diligence Practices

We support audits of smelters and refiners through our participation in, and financial support of, the RMI. The RMI’s flagship program is RMAP which uses independent third-party auditors to identify smelters and refiners that have systems in place to produce responsibly sourced materials. We do not perform direct audits of these entities within our supply chain.

OECD Step 5: Report Annually on Supply Chain Due Diligence

A copy of this Report and Otis’ associated Form SD are available on our website under SEC Filings (https://www.otisinvestors.com/financials/sec-filings).

6.    Efforts to Determine Mine or Country of Origin

Our supply chain survey, the CMRT, asks the Surveyed Suppliers about their use of 3TG and, if the supplier confirmed use of 3TG, then we ask for the name of the smelter(s) in their supply chain, the name of the mine(s), and the location of the mine(s) from where 3TG in their supply chain originated.
We rely on our suppliers to provide information on the origin of 3TG contained in the Components purchased by Otis. These suppliers are similarly reliant upon information provided by their suppliers.

7.    RCOI and Due Diligence Results

A.    Survey Responses

In total, Otis sent 342 suppliers a survey, estimated to represent 78% of Otis’ direct product spend. Of the 342 surveys sent, we received 311 responses, representing a response rate of 91%.

Of the 311 supplier responses, 14 (4%) declared they sourced 3TG from one or more of the Covered Countries. Based on the survey responses and the due diligence measures our suppliers indicated they sourced 3TG from the smelters listed on Schedule A with the countries of origin listed on Schedule B.

Following applicability screening and alignment with the RMI standard, 332 smelters or refiners were determined to be eligible to undergo assessment. Of these 332 smelters or refiners, 76% are conformant to RMAP or actively undergoing assessment. This compares to 74% conformance or actively undergoing assessment last year. We notified the Surveyed Suppliers who included non-conformant smelters or refiners on their CMRT of our expectation for them to use RMAP conformant smelters. We will continue to engage with our direct suppliers and RMI to monitor the RMAP with an objective of transitioning to a higher conformant ratio.

Due to the multiple tiers of suppliers between Otis and the 3TG mines, a CMRT with product-level detail typically is not feasible for the Surveyed Suppliers to provide. As such, despite our due diligence for this reporting period, we were unable to confirm if our Components contain Necessary 3TG sourced from the Covered Countries. We were unable to do so because the information provided was generally at a supplier-company level that described the supplier’s overall potential 3TG sourcing. Of the remaining survey responses providing smelter information, the suppliers were unable to verify whether 3TG from those smelters was used in the Components supplied to Otis. For this reason, with the exception of the smelters described above, we have been unable to identify with confidence the specific facilities used to process Necessary 3TG in our products, the country of origin, or the mine or location of origin of the Necessary 3TG in our products.

B.    Continuous Improvement Efforts to Mitigate Risk

Otis has taken, or intends to take the following steps to improve the due diligence conducted to further mitigate risks associated with the Necessary 3TG used in our Components:

•Complete the in-progress due diligence with our Surveyed Suppliers

•Continue our participation with RMI, and other trade association and/or industry-wide initiatives to identify opportunities for advancing our Program

•Encourage our suppliers who source 3TG from one of the Covered Countries to do so from smelter(s) or refiner(s) validated as conformant with the RMAP

Cautionary Note Concerning Forward-Looking Statements

This Report contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for Otis’ future business practices and performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident”, “goals” and other words of similar meaning in connection with a discussion of future financial performance. Forward-looking statements may include, among other things, statements relating to future supply management practices, policies and plans for procurement of materials, risk management practices, supply chain infrastructure and efforts to improve supply chain transparency. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, Otis claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation, the ability of Otis, its suppliers, industry groups and supplier organizations to obtain reliable information as to the source of purchased production materials; the timing for the development of infrastructure allowing such information to be compiled and shared with others in a cost effective and efficient manner; the impact of changes in laws and regulations, and the interpretation thereof, and in political conditions; the impact of restructuring activities and the reorganizations of our operations; the impact of acquisitions, divestitures, joint ventures and other transactions; and other factors beyond our control. The forward-looking statements speak only as of the date of this Report and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.

Schedule A to
Conflict Minerals Report

Smelter Name	Metal	RMI ID	Country of Origin
8853 S.P.A.	Gold	CID002763	ITALY
ABC REFINERY PTY LTD.	Gold	CID002920	AUSTRALIA
ABINGTON RELDAN METALS, LLC	Gold	CID002708	UNITED STATES OF AMERICA
ADVANCED CHEMICAL COMPANY	Gold	CID000015	UNITED STATES OF AMERICA
AFRICAN GOLD REFINERY *	Gold	CID003185	UGANDA
AGOSI AG	Gold	CID000035	GERMANY
AIDA CHEMICAL INDUSTRIES CO., LTD.	Gold	CID000019	JAPAN
AL ETIHAD GOLD REFINERY DMCC	Gold	CID002560	UNITED ARAB EMIRATES
ALBINO MOUNTINHO LDA.	Gold	CID002760	PORTUGAL
ALEXY METALS	Gold	CID003500	UNITED STATES OF AMERICA
ALMALYK MINING AND METALLURGICAL COMPLEX (AMMC)	Gold	CID000041	UZBEKISTAN
ANGLOGOLD ASHANTI CORREGO DO SITIO MINERACAO	Gold	CID000058	BRAZIL
ARGOR-HERAEUS S.A.	Gold	CID000077	SWITZERLAND
ASAHI METALFINE, INC.	Gold	CID000082	JAPAN
ASAHI REFINING CANADA LTD.	Gold	CID000924	CANADA
ASAHI REFINING USA INC.	Gold	CID000920	UNITED STATES OF AMERICA
ASAKA RIKEN CO., LTD.	Gold	CID000090	JAPAN
ATTERO RECYCLING PVT LTD	Gold	CID004697	INDIA
AU TRADERS AND REFINERS	Gold	CID002850	SOUTH AFRICA
AURUBIS AG, HAMBURG	Gold	CID000113	GERMANY
BANGALORE REFINERY	Gold	CID002863	INDIA
BANGKO SENTRAL NG PILIPINAS (CENTRAL BANK OF THE PHILIPPINES)	Gold	CID000128	PHILIPPINES
BOLIDEN MINERAL AB (RONNSKAR)	Gold	CID000157	SWEDEN
C. HAFNER GMBH + CO. KG	Gold	CID000176	GERMANY
CARIDAD	Gold	CID000180	MEXICO
GLENCORE CANADA CORPORATION - CCR REFINERY	Gold	CID000185	CANADA
CENDRES + METAUX S.A.	Gold	CID000189	SWITZERLAND
CGR METALLOYS PVT LTD.	Gold	CID003382	INDIA
CHIMET S.P.A.	Gold	CID000233	ITALY
CHUGAI MINING	Gold	CID000264	JAPAN
COIMPA INDUSTRIAL LTDA	Gold	CID004010	BRAZIL
DAYE NON-FERROUS METALS MINING LTD.	Gold	CID000343	CHINA
DEGUSSA SONNE / MOND GOLDHANDEL GMBH	Gold	CID002867	GERMANY
DIJLLAH GOLD REFINERY FZC	Gold	CID003348	UNITED ARAB EMIRATES
DONGWU GOLD GROUP	Gold	CID003663	CHINA
DOWA	Gold	CID000401	JAPAN
DSC (DO SUNG CORPORATION)	Gold	CID000359	KOREA, REPUBLIC OF

ECO-SYSTEM RECYCLING CO., LTD. EAST PLANT	Gold	CID000425	JAPAN
ECO-SYSTEM RECYCLING CO., LTD. NORTH PLANT	Gold	CID003424	JAPAN
ECO-SYSTEM RECYCLING CO., LTD. WEST PLANT	Gold	CID003425	JAPAN
ELITE INDUSTECH CO., LTD.	Gold	CID004755	TAIWAN, PROVINCE OF CHINA
EMERALD JEWEL INDUSTRY INDIA LIMITED (UNIT 1)	Gold	CID003487	INDIA
EMERALD JEWEL INDUSTRY INDIA LIMITED (UNIT 2)	Gold	CID003488	INDIA
EMERALD JEWEL INDUSTRY INDIA LIMITED (UNIT 3)	Gold	CID003489	INDIA
EMERALD JEWEL INDUSTRY INDIA LIMITED (UNIT 4)	Gold	CID003490	INDIA
EMIRATES GOLD DMCC	Gold	CID002561	UNITED ARAB EMIRATES
FIDELITY PRINTERS AND REFINERS LTD.	Gold	CID002515	ZIMBABWE
FUJAIRAH GOLD FZC	Gold	CID002584	UNITED ARAB EMIRATES
GASABO GOLD REFINERY LTD *	Gold	CID005006	RWANDA
GG REFINERY LTD.	Gold	CID004506	TANZANIA, UNITED REPUBLIC OF
GOLD BY GOLD COLOMBIA	Gold	CID003641	COLOMBIA
GOLD COAST REFINERY	Gold	CID003186	GHANA
ZIJIN MINING GROUP GOLD SMELTING CO. LTD. *	Gold	CID002243	CHINA
GREAT WALL PRECIOUS METALS CO., LTD. OF CBPM	Gold	CID001909	CHINA
HANGZHOU FUCHUNJIANG SMELTING CO., LTD.	Gold	CID000671	CHINA
HEIMERLE + MEULE GMBH	Gold	CID000694	GERMANY
HERAEUS GERMANY GMBH CO. KG	Gold	CID000711	GERMANY
HERAEUS METALS HONG KONG LTD.	Gold	CID000707	HONG KONG
HUNAN CHENZHOU MINING CO., LTD.	Gold	CID000767	CHINA
HUNAN GUIYANG YINXING NONFERROUS SMELTING CO., LTD.	Gold	CID000773	CHINA
HWASEONG CJ CO., LTD.	Gold	CID000778	KOREA, REPUBLIC OF
IMPALA PLATINUM - PLATINUM METALS REFINERY (PMR)	Gold	CID004714	SOUTH AFRICA
IMPALA PLATINUM - BASE METAL REFINERY (BMR)	Gold	CID004604	SOUTH AFRICA
IMPALA PLATINUM - RUSTENBURG SMELTER	Gold	CID004610	SOUTH AFRICA
SOLEIL METALS (CHALA ONE PLANT)	Gold	CID004704	PERU
INNER MONGOLIA QIANKUN GOLD AND SILVER REFINERY SHARE CO., LTD.	Gold	CID000801	CHINA
INTERNATIONAL PRECIOUS METAL REFINERS	Gold	CID002562	UNITED ARAB EMIRATES
ISHIFUKU METAL INDUSTRY CO., LTD.	Gold	CID000807	JAPAN
ISTANBUL GOLD REFINERY	Gold	CID000814	TURKEY
ITALPREZIOSI	Gold	CID002765	ITALY
JALAN & COMPANY	Gold	CID002893	INDIA

JAPAN MINT	Gold	CID000823	JAPAN
JIANGXI COPPER CO., LTD.	Gold	CID000855	CHINA
JX ADVANCED METALS CORPORATION	Gold	CID000937	JAPAN
K.A. RASMUSSEN	Gold	CID003497	NORWAY
KAZAKHMYS SMELTING LLC	Gold	CID000956	KAZAKHSTAN
KAZZINC LTD	Gold	CID000957	KAZAKHSTAN
KENNECOTT UTAH COPPER LLC	Gold	CID000969	UNITED STATES OF AMERICA
KGHM POLSKA MIEDZ SPOLKA AKCYJNA	Gold	CID002511	POLAND
KOJIMA CHEMICALS CO., LTD.	Gold	CID000981	JAPAN
KOREA ZINC CO., LTD.	Gold	CID002605	KOREA, REPUBLIC OF
KP SANGHVI INTERNATIONAL PVT LTD	Gold	CID004433	INDIA
KUNDAN CARE PRODUCTS LTD.	Gold	CID003463	INDIA
KYRGYZALTYN JSC	Gold	CID001029	KYRGYZSTAN
L'AZURDE COMPANY FOR JEWELRY	Gold	CID001032	SAUDI ARABIA
LINGBAO GOLD CO., LTD.	Gold	CID001056	CHINA
L'ORFEBRE S.A.	Gold	CID002762	ANDORRA
LS MNM INC.	Gold	CID001078	KOREA, REPUBLIC OF
LT METAL LTD.	Gold	CID000689	KOREA, REPUBLIC OF
LUOYANG ZIJIN YINHUI GOLD REFINERY CO., LTD.	Gold	CID001093	CHINA
MARSAM METALS	Gold	CID002606	BRAZIL
MATERION	Gold	CID001113	UNITED STATES OF AMERICA
MATSUDA SANGYO CO., LTD.	Gold	CID001119	JAPAN
MD OVERSEAS	Gold	CID003548	INDIA
METAL CONCENTRATORS SA (PTY) LTD.	Gold	CID003575	SOUTH AFRICA
METALLIX REFINING INC.	Gold	CID003557	UNITED STATES OF AMERICA
METALOR TECHNOLOGIES (HONG KONG) LTD.	Gold	CID001149	CHINA
METALOR TECHNOLOGIES (SINGAPORE) PTE., LTD.	Gold	CID001152	SINGAPORE
METALOR TECHNOLOGIES (SUZHOU) LTD.	Gold	CID001147	CHINA
METALOR TECHNOLOGIES S.A.	Gold	CID001153	SWITZERLAND
METALOR USA REFINING CORPORATION	Gold	CID001157	UNITED STATES OF AMERICA
METALURGICA MET-MEX PENOLES S.A. DE C.V.	Gold	CID001161	MEXICO
MINERA TITAN DEL PERU SRL (MTP) - BELEN PLANT	Gold	CID005014	PERU
MITSUBISHI MATERIALS CORPORATION	Gold	CID001188	JAPAN
MITSUI MINING AND SMELTING CO., LTD.	Gold	CID001193	JAPAN
MKS PAMP SA	Gold	CID001352	SWITZERLAND
MMTC-PAMP INDIA PVT., LTD.	Gold	CID002509	INDIA
MODELTECH SDN BHD	Gold	CID002857	MALAYSIA
MORRIS AND WATSON	Gold	CID002282	NEW ZEALAND
NADIR METAL RAFINERI SAN. VE TIC. A.S.	Gold	CID001220	TURKEY
NAVOI MINING AND METALLURGICAL COMBINAT	Gold	CID001236	UZBEKISTAN
NH RECYTECH COMPANY	Gold	CID003189	KOREA, REPUBLIC OF

NIHON MATERIAL CO., LTD.	Gold	CID001259	JAPAN
NOBLE METAL SERVICES	Gold	CID003690	UNITED STATES OF AMERICA
OEGUSSA OESTERREICHISCHE GOLD- UND SILBER-SCHEIDEANSTALT GESM.B.H.	Gold	CID002779	AUSTRIA
OHURA PRECIOUS METAL INDUSTRY CO., LTD.	Gold	CID001325	JAPAN
PEASE & CURREN	Gold	CID002872	UNITED STATES OF AMERICA
PENGLAI PENGGANG GOLD INDUSTRY CO., LTD.	Gold	CID001362	CHINA
PLANTA RECUPERADORA DE METALES SPA	Gold	CID002919	CHILE
PT ANEKA TAMBANG (PERSERO) TBK	Gold	CID001397	INDONESIA
PX PRECINOX S.A.	Gold	CID001498	SWITZERLAND
QG REFINING, LLC	Gold	CID003324	UNITED STATES OF AMERICA
RAND REFINERY (PTY) LTD.	Gold	CID001512	SOUTH AFRICA
REMONDIS PMR B.V.	Gold	CID002582	NETHERLANDS
ROYAL CANADIAN MINT	Gold	CID001534	CANADA
SAAMP	Gold	CID002761	FRANCE
SABIN METAL CORP.	Gold	CID001546	UNITED STATES OF AMERICA
SAFIMET S.P.A	Gold	CID002973	ITALY
SAFINA A.S.	Gold	CID002290	CZECHIA
SAM PRECIOUS METALS FZ-LLC	Gold	CID003666	UNITED ARAB EMIRATES
SAMDUCK PRECIOUS METALS	Gold	CID001555	KOREA, REPUBLIC OF
SAMWON METALS CORP.	Gold	CID001562	KOREA, REPUBLIC OF
SEMPSA JOYERIA PLATERIA S.A.	Gold	CID001585	SPAIN
SHANDONG GOLD SMELTING CO., LTD.	Gold	CID001916	CHINA
SHANDONG HUMON SMELTING CO., LTD.	Gold	CID002525	CHINA
SHANDONG TIANCHENG BIOLOGICAL GOLD INDUSTRIAL CO., LTD.	Gold	CID001619	CHINA
SHANDONG ZHAOJIN GOLD & SILVER REFINERY CO., LTD.	Gold	CID001622	CHINA
SHENZHEN CUILU GOLD CO., LTD.	Gold	CID002750	CHINA
SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	Gold	CID004435	CHINA
SHENZHEN ZHONGHENGLONG REAL INDUSTRY CO., LTD.	Gold	CID002527	CHINA
SHIRPUR GOLD REFINERY LTD.	Gold	CID002588	INDIA
SICHUAN TIANZE PRECIOUS METALS CO., LTD.	Gold	CID001736	CHINA
SINGWAY TECHNOLOGY CO., LTD.	Gold	CID002516	TAIWAN, PROVINCE OF CHINA
SOLAR APPLIED MATERIALS TECHNOLOGY CORP.	Gold	CID001761	TAIWAN, PROVINCE OF CHINA
SOVEREIGN METALS	Gold	CID003383	INDIA
STATE RESEARCH INSTITUTE CENTER FOR PHYSICAL SCIENCES AND TECHNOLOGY	Gold	CID003153	LITHUANIA
SUMITOMO METAL MINING CO., LTD.	Gold	CID001798	JAPAN
SUNGEEL HIMETAL CO., LTD.	Gold	CID002918	KOREA, REPUBLIC OF
SUPER DRAGON TECHNOLOGY CO., LTD.	Gold	CID001810	TAIWAN, PROVINCE OF CHINA

T.C.A S.P.A	Gold	CID002580	ITALY
TANAKA KIKINZOKU KOGYO K.K.	Gold	CID001875	JAPAN
TITAN COMPANY LIMITED, JEWELLERY DIVISION	Gold	CID004491	INDIA
TOKURIKI HONTEN CO., LTD.	Gold	CID001938	JAPAN
TONGLING NONFERROUS JINGUAN (AUSMELT) COPPER INDUSTRY	Gold	CID001947	CHINA
TOO TAU-KEN-ALTYN	Gold	CID002615	KAZAKHSTAN
TORECOM	Gold	CID001955	KOREA, REPUBLIC OF
UMICORE PRECIOUS METALS THAILAND	Gold	CID002314	THAILAND
UMICORE S.A. BUSINESS UNIT PRECIOUS METALS REFINING	Gold	CID001980	BELGIUM
UNITED PRECIOUS METAL REFINING, INC.	Gold	CID001993	UNITED STATES OF AMERICA
VALCAMBI S.A.	Gold	CID002003	SWITZERLAND
WEEEREFINING	Gold	CID003615	FRANCE
GOLD CORPORATION - THE PERTH MINT	Gold	CID002030	AUSTRALIA
WIELAND EDELMETALLE GMBH	Gold	CID002778	GERMANY
YAMAKIN CO., LTD.	Gold	CID002100	JAPAN
YOKOHAMA METAL CO., LTD.	Gold	CID002129	JAPAN
YUNNAN COPPER SOUTHWEST COPPER BRANCH	Gold	CID000197	CHINA
ZHONGYUAN GOLD SMELTER OF ZHONGJIN GOLD CORPORATION	Gold	CID002224	CHINA
5D PRODUCTION OU	Tantalum	CID003926	ESTONIA
AMG BRASIL	Tantalum	CID001076	BRAZIL
AVON SPECIALTY METALS LTD.	Tantalum	CID002705	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
BAOJI TOWIN RARE METALS CO., LTD.	Tantalum	CID003972	CHINA
CHANGSHA SOUTH TANTALUM NIOBIUM CO., LTD.	Tantalum	CID000211	CHINA
CMT RARE METAL ADVANCED MATERIALS (HUNAN) CO., LTD.	Tantalum	CID004431	CHINA
D BLOCK METALS, LLC	Tantalum	CID002504	UNITED STATES OF AMERICA
F&X ELECTRO-MATERIALS LTD.	Tantalum	CID000460	CHINA
FIR METALS & RESOURCE LTD.	Tantalum	CID002505	CHINA
GLOBAL ADVANCED METALS AIZU	Tantalum	CID002558	JAPAN
GLOBAL ADVANCED METALS BOYERTOWN	Tantalum	CID002557	UNITED STATES OF AMERICA
GUANGDONG RISING RARE METALS-EO MATERIALS LTD.	Tantalum	CID000291	CHINA
HENGYANG KING XING LIFENG NEW MATERIALS CO., LTD.	Tantalum	CID002492	CHINA
JIANGXI DINGHAI TANTALUM & NIOBIUM CO., LTD.	Tantalum	CID002512	CHINA
JIANGXI SUNS NONFERROUS MATERIALS CO. LTD.	Tantalum	CID004813	CHINA
JIANGXI TUOHONG NEW RAW MATERIAL	Tantalum	CID002842	CHINA
JIUJIANG JANNY NEW MATERIAL CO., LTD.	Tantalum	CID003191	CHINA
JIUJIANG JINXIN NONFERROUS METALS CO., LTD.	Tantalum	CID000914	CHINA

JIUJIANG TANBRE CO., LTD.	Tantalum	CID000917	CHINA
JIUJIANG ZHONGAO TANTALUM & NIOBIUM CO., LTD.	Tantalum	CID002506	CHINA
KEMET DE MEXICO	Tantalum	CID002539	MEXICO
MATERION NEWTON INC.	Tantalum	CID002548	UNITED STATES OF AMERICA
METALLURGICAL PRODUCTS INDIA PVT., LTD.	Tantalum	CID001163	INDIA
MINERACAO TABOCA S.A.	Tantalum	CID001175	BRAZIL
MITSUI KINZOKU COMPANY, LIMITED	Tantalum	CID001192	JAPAN
NINGXIA ORIENT TANTALUM INDUSTRY CO., LTD.	Tantalum	CID001277	CHINA
NPM SILMET AS	Tantalum	CID001200	ESTONIA
POWERX LTD.	Tantalum	CID004054	RWANDA
QUANTUMCLEAN	Tantalum	CID001508	UNITED STATES OF AMERICA
RESIND INDUSTRIA E COMERCIO LTDA.	Tantalum	CID002707	BRAZIL
RFH RECYCLING METALS CO., LTD.	Tantalum	CID003159	CHINA
TAKI CHEMICAL CO., LTD.	Tantalum	CID001869	JAPAN
TANIOBIS CO., LTD.	Tantalum	CID002544	THAILAND
TANIOBIS GMBH	Tantalum	CID002545	GERMANY
TANIOBIS JAPAN CO., LTD.	Tantalum	CID002549	JAPAN
TANIOBIS SMELTING GMBH & CO. KG	Tantalum	CID002550	GERMANY
TELEX METALS	Tantalum	CID001891	UNITED STATES OF AMERICA
ULBA METALLURGICAL PLANT JSC	Tantalum	CID001969	KAZAKHSTAN
V&D NEW MATERIALS (JIANGSU) CO., LTD.	Tantalum	CID003498	CHINA
XIMEI RESOURCES (GUANGDONG) LIMITED	Tantalum	CID000616	CHINA
XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	Tantalum	CID003973	CHINA
XINXING HAORONG ELECTRONIC MATERIAL CO., LTD.	Tantalum	CID002508	CHINA
YANLING JINCHENG TANTALUM & NIOBIUM CO., LTD.	Tantalum	CID001522	CHINA
ALPHA ASSEMBLY SOLUTIONS INC	Tin	CID000292	UNITED STATES OF AMERICA
AN VINH JOINT STOCK MINERAL PROCESSING COMPANY	Tin	CID002703	VIET NAM
AURUBIS BEERSE	Tin	CID002773	BELGIUM
AURUBIS BERANGO	Tin	CID002774	SPAIN
CHENZHOU YUNXIANG MINING AND METALLURGY CO., LTD.	Tin	CID000228	CHINA
CHIFENG DAJINGZI TIN INDUSTRY CO., LTD.	Tin	CID003190	CHINA
CHINA TIN GROUP CO., LTD.	Tin	CID001070	CHINA
CRM FUNDICAO DE METAIS E COMERCIO DE EQUIPAMENTOS ELETRONICOS DO BRASIL LTDA	Tin	CID003486	BRAZIL
CRM SYNERGIES EMEA, S.L.U.	Tin	CID003524	SPAIN
CV AYI JAYA	Tin	CID002570	INDONESIA
DONGGUAN BEST ALLOYS CO., LTD.	Tin	CID000377	CHINA
DONGGUAN CIEXPO ENVIRONMENTAL ENGINEERING CO., LTD.	Tin	CID003356	CHINA
DOWA	Tin	CID000402	JAPAN

ELECTRO-MECHANICAL FACILITY OF THE CAO BANG MINERALS & METALLURGY JOINT STOCK COMPANY	Tin	CID002572	VIET NAM
EM VINTO	Tin	CID000438	BOLIVIA, PLURINATIONAL STATE OF
ESTANHO DE RONDONIA S.A.	Tin	CID000448	BRAZIL
FABRICA AURICCHIO INDUSTRIA E COMERCIO LTDA.	Tin	CID003582	BRAZIL
FEINHUTTE HALSBRUCKE GMBH	Tin	CID000466	GERMANY
FENIX METALS	Tin	CID000468	POLAND
GEJIU CITY FUXIANG INDUSTRY AND TRADE CO., LTD.	Tin	CID003410	CHINA
GEJIU KAI MENG INDUSTRY AND TRADE LLC	Tin	CID000942	CHINA
GEJIU NON-FERROUS METAL PROCESSING CO., LTD.	Tin	CID000538	CHINA
GEJIU YUNXIN NONFERROUS ELECTROLYSIS CO., LTD.	Tin	CID001908	CHINA
GEJIU ZILI MINING AND METALLURGY CO., LTD.	Tin	CID000555	CHINA
GLOBAL ADVANCED METALS GREENBUSHES PTY LTD.	Tin	CID004754	AUSTRALIA
GUANGDONG HANHE NON-FERROUS METAL CO., LTD.	Tin	CID003116	CHINA
JEAN GOLDSCHMIDT INTERNATIONAL (JGI HYDROMETAL)	Tin	CID000835	BELGIUM
JIANGXI NEW NANSHAN TECHNOLOGY LTD.	Tin	CID001231	CHINA
LONGNAN CHUANGYUE ENVIRONMENTAL PROTECTION TECHNOLOGY DEVELOPMENT CO., LTD	Tin	CID004796	CHINA
LUNA SMELTER, LTD.	Tin	CID003387	RWANDA
MA'ANSHAN WEITAI TIN CO., LTD.	Tin	CID003379	CHINA
MAGNU'S MINERAIS METAIS E LIGAS LTDA.	Tin	CID002468	BRAZIL
MALAYSIA SMELTING CORPORATION BERHAD (PORT KLANG)	Tin	CID004434	MALAYSIA
MELT METAIS E LIGAS S.A.	Tin	CID002500	BRAZIL
METALLIC RESOURCES, INC.	Tin	CID001142	UNITED STATES OF AMERICA
MINERACAO TABOCA S.A.	Tin	CID001173	BRAZIL
MINING MINERALS RESOURCES SARL	Tin	CID004065	CONGO, DEMOCRATIC REPUBLIC OF THE
MINSUR	Tin	CID001182	PERU
MITSUBISHI MATERIALS CORPORATION	Tin	CID001191	JAPAN
MODELTECH SDN BHD	Tin	CID002858	MALAYSIA
NGHE TINH NON-FERROUS METALS JOINT STOCK COMPANY	Tin	CID002573	VIET NAM
O.M. MANUFACTURING (THAILAND) CO., LTD.	Tin	CID001314	THAILAND
O.M. MANUFACTURING PHILIPPINES, INC.	Tin	CID002517	PHILIPPINES
OPERACIONES METALURGICAS S.A.	Tin	CID001337	BOLIVIA, PLURINATIONAL STATE OF
P KAY METAL, INC	Tin	CID005189	UNITED STATES OF AMERICA
PRECIOUS MINERALS AND SMELTING LIMITED	Tin	CID003409	INDIA

PT ARIES KENCANA SEJAHTERA	Tin	CID000309	INDONESIA
PT ARTHA CIPTA LANGGENG	Tin	CID001399	INDONESIA
PT ATD MAKMUR MANDIRI JAYA	Tin	CID002503	INDONESIA
PT BANGKA PRIMA TIN	Tin	CID002776	INDONESIA
PT CIPTA PERSADA MULIA	Tin	CID002696	INDONESIA
PT MASBRO ALAM STANIA	Tin	CID003380	INDONESIA
PT MITRA STANIA PRIMA	Tin	CID001453	INDONESIA
PT MITRA SUKSES GLOBALINDO	Tin	CID003449	INDONESIA
PT PREMIUM TIN INDONESIA	Tin	CID000313	INDONESIA
PT PRIMA TIMAH UTAMA	Tin	CID001458	INDONESIA
PT PUTERA SARANA SHAKTI (PT PSS)	Tin	CID003868	INDONESIA
PT RAJEHAN ARIQ	Tin	CID002593	INDONESIA
PT TIMAH TBK KUNDUR	Tin	CID001477	INDONESIA
PT TIMAH TBK MENTOK	Tin	CID001482	INDONESIA
RESIND INDUSTRIA E COMERCIO LTDA.	Tin	CID002706	BRAZIL
RIKAYAA GREENTECH PRIVATE LIMITED	Tin	CID004692	INDIA
RUI DA HUNG	Tin	CID001539	TAIWAN, PROVINCE OF CHINA
SOFT METAIS LTDA.	Tin	CID001758	BRAZIL
SUPER LIGAS	Tin	CID002756	BRAZIL
TAKEHARA PVD MATERIALS PLANT / PVD MATERIALS DIVISION OF MITSUI MINING & SMELTING CO., LTD.	Tin	CID004403	JAPAN
THAISARCO	Tin	CID001898	THAILAND
TIN SMELTING BRANCH OF YUNNAN TIN CO., LTD.	Tin	CID002180	CHINA
TIN TECHNOLOGY & REFINING	Tin	CID003325	UNITED STATES OF AMERICA
TRATHO METAL QUIMICA	Tin	CID003474	BRAZIL
VQB MINERAL AND TRADING GROUP JSC	Tin	CID002015	VIET NAM
WHITE SOLDER METALURGIA E MINERACAO LTDA.	Tin	CID002036	BRAZIL
WOODCROSS SMELTING COMPANY LIMITED	Tin	CID004724	UGANDA
YUNNAN CHENGFENG NON-FERROUS METALS CO., LTD.	Tin	CID002158	CHINA
YUNNAN YUNFAN NON-FERROUS METALS CO., LTD.	Tin	CID003397	CHINA
A.L.M.T. CORP.	Tungsten	CID000004	JAPAN
ALBASTEEL INDUSTRIA E COMERCIO DE LIGAS PARA FUNDICAO LTD.	Tungsten	CID003427	BRAZIL
ASIA TUNGSTEN PRODUCTS VIETNAM LTD.	Tungsten	CID002502	VIET NAM
AVON SPECIALTY METALS LTD.	Tungsten	CID002704	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
HUNAN SHIZHUYUAN NONFERROUS METALS CO., LTD. CHENZHOU TUNGSTEN PRODUCTS BRANCH	Tungsten	CID002513	CHINA
CHINA MOLYBDENUM TUNGSTEN CO., LTD.	Tungsten	CID002641	CHINA
CHONGYI ZHANGYUAN TUNGSTEN CO., LTD.	Tungsten	CID000258	CHINA
CNMC (GUANGXI) PGMA CO., LTD.	Tungsten	CID000281	CHINA

CRONIMET BRASIL LTDA	Tungsten	CID003468	BRAZIL
FUJIAN XINLU TUNGSTEN CO., LTD.	Tungsten	CID003609	CHINA
GANZHOU JIANGWU FERROTUNGSTEN CO., LTD.	Tungsten	CID002315	CHINA
GANZHOU SEADRAGON W & MO CO., LTD.	Tungsten	CID002494	CHINA
GANZHOU SUNNY NON-FERROUS METALS CO., LTD.	Tungsten	CID003580	CHINA
GLOBAL TUNGSTEN & POWDERS LLC	Tungsten	CID000568	UNITED STATES OF AMERICA
GUANGDONG XIANGLU TUNGSTEN CO., LTD.	Tungsten	CID000218	CHINA
H.C. STARCK TUNGSTEN GMBH	Tungsten	CID002541	GERMANY
HUBEI GREEN TUNGSTEN CO., LTD.	Tungsten	CID003417	CHINA
HUNAN JINTAI NEW MATERIAL CO., LTD.	Tungsten	CID000769	CHINA
JAPAN NEW METALS CO., LTD.	Tungsten	CID000825	JAPAN
JIANGWU H.C. STARCK TUNGSTEN PRODUCTS CO., LTD.	Tungsten	CID002551	CHINA
JIANGXI GAN BEI TUNGSTEN CO., LTD.	Tungsten	CID002321	CHINA
JIANGXI MINMETALS GAO'AN NON-FERROUS METALS CO., LTD.	Tungsten	CID002313	CHINA
JIANGXI TONGGU NON-FERROUS METALLURGICAL & CHEMICAL CO., LTD.	Tungsten	CID002318	CHINA
JIANGXI XINSHENG TUNGSTEN INDUSTRY CO., LTD.	Tungsten	CID002317	CHINA
JIANGXI YAOSHENG TUNGSTEN CO., LTD.	Tungsten	CID002316	CHINA
JING YUAN TUNGSTEN TECHNOLOGY CO., LTD.	Tungsten	CID005012	TAIWAN, PROVINCE OF CHINA
KENEE MINING VIETNAM COMPANY LIMITED	Tungsten	CID004619	VIET NAM
KENNAMETAL FALLON	Tungsten	CID000966	UNITED STATES OF AMERICA
KENNAMETAL HUNTSVILLE	Tungsten	CID000105	UNITED STATES OF AMERICA
LIANYOU METALS CO., LTD.	Tungsten	CID003407	TAIWAN, PROVINCE OF CHINA
LIANYOU RESOURCES CO., LTD.	Tungsten	CID004397	TAIWAN, PROVINCE OF CHINA
MALIPO HAIYU TUNGSTEN CO., LTD.	Tungsten	CID002319	CHINA
MASAN HIGH-TECH MATERIALS	Tungsten	CID002543	VIET NAM
NAM VIET CROMIT JOINT STOCK COMPANY	Tungsten	CID004034	VIET NAM
NIAGARA REFINING LLC	Tungsten	CID002589	UNITED STATES OF AMERICA
PHILIPPINE BONWAY MANUFACTURING INDUSTRIAL CORPORATION	Tungsten	CID004797	PHILIPPINES
PHILIPPINE CARREYTECH METAL CORP.	Tungsten	CID004438	PHILIPPINES
S.P.T. SPOL.S R.O.	Tungsten	CID005068	CZECHIA
SHINWON TUNGSTEN (FUJIAN SHANGHANG) CO., LTD.	Tungsten	CID004430	CHINA
TANIOBIS SMELTING GMBH & CO. KG	Tungsten	CID002542	GERMANY
TUNGAMOY METALS INC.	Tungsten	CID005248	KOREA, REPUBLIC OF
TUNGSTEN VIETNAM JOINT STOCK COMPANY	Tungsten	CID003993	VIET NAM
UZBEKISTAN TECHNOLOGICAL METALLURGICAL COMPLEX JSC	Tungsten	CID002660	UZBEKISTAN
WOLFRAM BERGBAU UND HUTTEN AG	Tungsten	CID002044	AUSTRIA

XIAMEN TUNGSTEN (H.C.) CO., LTD.	Tungsten	CID002320	CHINA
XIAMEN TUNGSTEN CO., LTD.	Tungsten	CID002082	CHINA
YUDU ANSHENG TUNGSTEN CO., LTD.	Tungsten	CID003662	CHINA

* The United States Department of Treasury, Office of Foreign Assets Control (“OFAC”) designated African Gold Refinery (“AGR”) as a Specially Designated National (“SDN”) on March 17, 2022. Gold Refinery of Zijin Mining Group Co. Ltd. (“Zijin Mining”) is subject to restrictions under the U.S. Uyghur Forced Labor Prevention Act (“UFLPA”), effective January 14, 2025. In addition, the European Union has added Gasabo Gold Refinery Ltd. to its list of sanctioned entities pursuant to Council Implementing Regulation (EU) 2025/509 dated March 17, 2025. It is Otis’ policy to comply with applicable sanctions laws. Otis does not have knowledge of any of its direct suppliers utilizing AGR or Zijin Mining or Gasabo Gold Refinery or any other party subject to prohibitive sanctions in providing 3TG to Otis.

Each smelter or refiner identified above was included on the RMI Smelters & Refiners Database.

Schedule B to
Conflict Minerals Report

Possible Countries of Origin

ANDORRA	ITALY	SPAIN
AUSTRALIA	JAPAN	SWEDEN
AUSTRIA	KAZAKHSTAN	SWITZERLAND
BELGIUM	KOREA, REPUBLIC OF	TAIWAN, PROVINCE OF CHINA
BOLIVIA, PLURINATIONAL STATE OF	KYRGYZSTAN	TANZANIA, UNITED REPUBLIC OF
BRAZIL	LITHUANIA	THAILAND
CANADA	MALAYSIA	TURKEY
CHILE	MEXICO	UGANDA
CHINA	NETHERLANDS	UNITED ARAB EMIRATES
COLOMBIA	NEW ZEALAND	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
CONGO, DEMOCRATIC REPUBLIC OF THE	NORWAY	UNITED STATES OF AMERICA
CZECHIA	PERU	UZBEKISTAN
ESTONIA	PHILIPPINES	VIET NAM
FRANCE	POLAND	ZIMBABWE
GERMANY	PORTUGAL
GHANA	RWANDA
HONG KONG	SAUDI ARABIA
INDIA	SINGAPORE
INDONESIA	SOUTH AFRICA